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                                                                    Exhibit 10.1

                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 9, 2005, among John Q. Hammons Hotels, L.P., a Delaware limited partnership (the "Company"), John Q. Hammons Hotels Finance Corporation III, a Missouri corporation ("Finance" and, together with the Company, the "Issuers"), and Wachovia Bank, National Association, as trustee (the "Trustee").

     WHEREAS, the Issuers and the Trustee are parties to that certain Indenture, dated as of May 21, 2002 (the "Indenture"; capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Indenture), pursuant to which the Issuers' Series A and Series B 8 7/8% First Mortgage Notes due May 15, 2012 (such Series B Notes being hereinafter referred to as the "Notes") were issued;

     WHEREAS, Section 9.02 of the Indenture provides that the Issuers and the Trustee may make certain amendments to the Indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding voting as a single class;

     WHEREAS, JQH Finance, LLC, a Delaware limited liability company (the "Purchaser") distributed an Offer to Purchase and Consent Solicitation Statement dated as of August 26, 2005 (the "Offer To Purchase") in order to, among other things, make an offer to purchase (the "Offer") all outstanding Notes upon terms and conditions described in the Offer to Purchase and to solicit consents (the "Consents") from the Holders to amendments to the Indenture (the "Amendments");

     WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes outstanding have validly given and not validly withdrawn their Consents to the Amendments; and

     WHEREAS, the execution of this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, the Issuers have delivered to the Trustee resolutions of the Board of Directors of each Issuer authorizing the execution of this Supplemental Indenture, an Officers' Certificate and an Opinion of Counsel with respect to such authorization, and all things necessary to make this Supplemental Indenture a valid agreement of the Issuers and the Trustee in accordance with its terms have been done.

     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree as follows:

     1. EFFECT. This Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto. Notwithstanding the foregoing, the amendments set forth in Section 2 below shall become operative only when the Notes that were validly tendered and not validly withdrawn prior to the execution and delivery of this Supplemental Indenture are purchased by the Purchaser pursuant to the terms of the Offer; provided, however, that the

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amendment set forth in Section 2(g) hereof shall become operative immediately upon the execution and delivery of this Supplemental Indenture by the parties hereto; provided further, however, that if Notes are not purchased by the Purchaser pursuant to the terms of the Offer, the immediately preceding proviso shall be deemed to be deleted from this Supplemental Indenture, and the amendment referred to therein shall be revoked and be deemed to never have become operative. If, after the date hereof, either the Offer is terminated or withdrawn or all payments in respect of the Notes accepted for payment pursuant to the Offer are not made promptly after the date of acceptance, then the amendments set forth in Section 2 shall not become operative and shall have no effect and the Indenture shall be deemed to be amended so that it reads the same as it did immediately prior to the date hereof.

     2. AMENDMENTS.

     The Indenture is hereby amended as follows:

          (a) Section 1.01 is hereby amended as follows:

               (i) the definition of "Asset Sale" is hereby amended by the following: deleting the phrases "Section 4.15 and/or" and "and not by the provisions of Section 4.10 hereof" in clause (1), deleting the phrase "and such cash and Cash Equivalents will be deemed to be cash proceeds of an Asset Sale for the purpose of calculating and applying Net Proceeds as described in Section 4.10 hereof" in clause (2)(c) and deleting the text of clause (5) and replacing such text with the words "[INTENTIONALLY DELETED]";

               (ii) the definition of "Investments" is hereby amended by deleting the phrase "in clause (c) of Section 4.07 hereof", which appears twice in such definition and replacing such phrase with "hereunder";

               (iii) the definition of "Net Income" is hereby amended by deleting the phrase "(1) any Restricted Payments permitted to be made under clause (b)(4) of Section 4.07 hereof and after taking into account any available tax credits or deductions any tax sharing arrangements and (2)";

               (iv) the definition "Officers' Certificate" is hereby amended by deleting the phrase " except with respect to certificates required to be furnished by the Company to the Trustee pursuant to Section 4.04 hereof, in which event `Officers' Certificate' means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the General Partner, in each case";

               (v) the definition "Permitted Tax Loans" is hereby amended by deleting the phrase "reduced by the amounts distributed under clause
     (b)(4)(A) of Section 4.07 hereof with respect to any such sales";

               (vi) the definition "Subsidiary Guarantor" is hereby amended by deleting the phrase "pursuant to Section 4.23 hereof" and replacing such phrase with "hereunder";


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               (vii) the definition "Unrestricted Subsidiary" is hereby amended by deleting the phrases "and was permitted by Section 4.07 hereof", "and, if such Indebtedness is not permitted to be incurred as of such date under
     Section 4.09 hereof, the Company will be in default of such covenant" "(1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (2)" and " and (3) such designation is consummated in compliance with Section 4.23 hereof"; and

               (viii) the definitions of "Acquired Debt", "Cash Collateral Account", "Change of Control", "Consolidated Cash Flow", "Consolidated Net Income", "Continuing Directors", "Credit Facilities", "Disqualified Stock", "Fixed Charge Coverage Ratio", "Fixed Charges", "Food and Beverage Holding Company", "Permitted Investments", "Permitted Refinancing Indebtedness", "Restricted Investment", "Unsecured Indebtedness" and "Weight Average Life to Maturity" are hereby deleted in their entirety.

          (b) Section 1.02 is hereby amended by deleting the following terms in their entirety: "Affiliate Transaction", "Asset Sale Offer", "Capital Contribution", "Change of Control Offer", "Change of Control Payment", "Change of Control Payment Date", "Excess Proceeds", "incur", "Notice", "Offer Amount", "Offer Period", "Pari Passu Debtholder", "Permitted Debt", "Provision", "Purchase Date" and "Restricted Payments";

          (c) Section 2.06 is hereby amended by deleting the phrase ", 3.09, 4.10, 4.15" in clause (h)(i)(2);

          (d) Section 3.03 is hereby amended by deleting the phrase "Subject to the provisions of Section 3.09 hereof, at" and replacing such phrase with "At";

          (e) the text of Section 4.03 is hereby deleted, other than Section 4.03(b) and the last sentence of 4.03(a);

          (f) the text of Sections 4.04 (b) and (c) are hereby deleted;

          (g) the text of Section 4.15 of the Indenture is hereby deleted in its entirety and such Section shall be of no further force and effect and the words "[INTENTIONALLY DELETED]" shall be inserted in place of the deleted text;

          (h) the text of Sections 3.09, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25,
4.26, 6.01(3), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) of the Indenture is hereby deleted in its entirety and such Sections shall be of no further force and effect and the words "[INTENTIONALLY DELETED]" shall be inserted, in each case, in place of the deleted text;

          (i) the text of Section 4.18 is hereby deleted, other than the first and last sentences of such Section;

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          (j) the text of Section 5.01 is hereby amended by deleting the text of clauses (c) and (d) and the second-to-last sentence of Section 5.01 and by replacing ";" with "; and" and by replacing ";" at the end of clause
(b) with ".";

          (k) Section 8.04 is hereby amended by deleting the text of clauses (2) and (3) and replacing such deleted text with the words "[INTENTIONALLY DELETED]";

          (l) Section 9.02 is amended as follows: deleting the phrase "(including without limitation Section 3.09, 4.10 and 4.15 hereof)" in the first paragraph thereof, deleting the phrase "except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof" in clause (2) and deleting the phrase "(other than a payment required by Sections 3.09, 4.10 or 4.15 hereof)" in clause (7);

          (m) Section 10.03(a) is hereby amended by deleting the phrase
"; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Issuers will apply the Net Proceeds in accordance with Section 4.10 hereof";

          (n) Section 11.04 is hereby amended by deleting the phrase
", including without limitation Section 4.10 hereof" which appears twice in such Section; and

          (o) Section 13.07 is hereby amended by deleting the phrase "Except as set forth in Section 4.25 hereof, no" and replacing such phrase with "No".

     3. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4. COUNTERPARTS. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

     5. EFFECT ON INDENTURE. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Supplemental Indenture.

         6. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

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     7. SEPARABILITY CLAUSE. In case any provision in this Supplemental
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     9. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

     10. SUCCESSOR AND ASSIGNS. All agreement of the Issuers in this Supplemental Indenture and the Notes shall bind their respective successors.

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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.



                                 JOHN Q. HAMMONS HOTELS, L.P.


                                 By:  JOHN Q. HAMMONS HOTELS, INC.,
                                 its General Partner


                                 By:  /s/ Paul E. Muellner
                                      --------------------
                                      Paul E. Muellner, Chief Financial Officer


                                 JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III


                                 By:   /s/ Paul E. Muellner
                                       --------------------
                                       Paul E. Muellner, Chief Financial Officer


                                 WACHOVIA BANK, NATIONAL ASSOCIATION


                                 By:  /s/ Alan G. Finn
                                      ----------------
                                        Name:  Alan G. Finn
                                        Title: Vice President